UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025

Ameritek Ventures, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

325 N Milwaukee Ave. Suite G1

Wheeling, IL 60090

(Address of principal executive offices)

(312) 239-3574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark if the registrant is an Emerging Growth Company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2025, Ameritek Ventures, Inc. (the “Company”), acting through its custodian, entered into a Stock Purchase Agreement with Epazz, Inc., a Wyoming corporation, to acquire Galaxy Batteries, Inc., a Wyoming corporation. The purchase price consisted of 10,000,000,000 shares of common stock of the Company, valued at $0.0037 per share, for a total value of $37,000,000.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 14, 2025, the Company completed its acquisition of Galaxy Batteries, Inc. The Company issued 10,000,000,000 shares of its common stock as consideration. Following this issuance, the total outstanding shares of the Company increased to 10,949,226,791.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2025, the Company, acting through its custodian, filed a Certificate of Amendment with the Nevada Secretary of State to increase the authorized shares of common stock of the Company from 950,000,000 to 11,000,000,000, with the par value of $0.001 per share remaining unchanged. The Certificate of Amendment was approved by the Company’s custodian pursuant to NRS 78.347.

 SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERITEK VENTURES

Date: September 10, 2025	By: /s/ Shaun Passley
Shaun Passley
Custodian

LIST OF EXHIBITS

99.1Stock Purchase Agreement